UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 25, 2008
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b), (d) Departure of Principal Officer; Election of Director
     Effective March 31, 2008, Hans Olsen has resigned his position as President and Chief Executive Officer of Pixelworks, Inc. (the “Company”). Further, effective April 1, 2008, the board of directors of the Company (the “Board”) increased the number of authorized members of the Board from six to seven and appointed Mr. Olsen to fill the vacancy created by the increase. In connection with Mr. Olsen’s resignation as President and Chief Executive Officer and appointment as a member of the Board, the Compensation Committee of the Board has agreed to amend each of Mr. Olsen’s outstanding stock options to provide that such options that were vested as of March 31, 2008 will be exercisable until the earlier of (i) the tenth anniversary of the applicable date of grant, (ii) the period that generally applies to options held by members of the Board whose service on the Board ends at the same time as Mr. Olsen’s service and (iii) the date that is three months following his no longer serving as a member of the Board. The Company has deemed Mr. Olsen’s resignation as President and Chief Executive Officer a not-for-cause termination under his Severance Agreement and his Transition Employment Agreement with the Company, copies of which are filed as Exhibits 10.11 and 10.12, respectively, to the Company’s Annual Report on Form 10-K filed on March 12, 2007.
(e) Compensatory Arrangements of Certain Executive Officers
     Effective March 31, 2008, Bruce Walicek, the acting President and Chief Executive Officer of the Company, will serve as the President and Chief Executive Officer of the Company. Mr. Walicek entered into an employment agreement (the “Employment Agreement”) with the Company effective March 31, 2008, pursuant to which he will serve as the Company’s Chief Executive Officer, retroactive to January 1, 2008. Pursuant to the Employment Agreement, Mr. Walicek will receive an annual base salary of $325,000 and will participate in the Company’s 2008 Bonus Plan at a target rate of 100% of base salary, with a cap of 125% of base salary. In addition, he will be awarded options to purchase 505,000 shares of Company common stock, to be granted under the standard terms and conditions of the Company’s equity incentive plan.
     The Employment Agreement provides that, in the event Mr. Walicek is terminated by the Company without “cause” or resigns for “good reason,” he will receive severance benefits consisting of twelve months of base salary, payment of a pro rata portion of bonus for the year of termination of employment and any then-unpaid bonus earned in the previous year and payment of COBRA health insurance premiums for twelve months. In addition, in the event the termination of employment occurs in connection with or within twelve months following a change in control of the Company, Mr. Walicek will receive acceleration of vesting of half of any options and restricted stock that would otherwise remain unvested as of the employment termination date.
     In the event any payments to Mr. Walicek would constitute “parachute payments” under the tax code and trigger related excise taxes, such payments will either be paid in full, or reduced to the extent that no excise tax would be triggered, whichever alternative results in a greater after-tax benefit to Mr. Walicek.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release issued by Pixelworks, Inc., dated March 26, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC. (Registrant)
By /s/ Steven L. Moore
Date: March 27, 2008	Steven L. Moore
Vice President, Chief Financial Officer and Treasurer

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